Product supplement II	Registration Statement No. 333-137902
To prospectus dated October 10, 2006 and	dated October 10, 2006
prospectus supplement dated November 13, 2006	Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Bearish Autocallable Optimization Securities with Contingent Protection

Linked to a Basket of One or More Reference Stocks

General

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Deutsche Bank AG may offer and sell securities linked to a basket comprising the common stock of one or more issuers (each a “Reference Stock” and, together, the “Reference Stocks”) from time to time. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If a Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS (such shares, the “Underlying Stock” of such ADS). This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are the senior unsecured obligations of Deutsche Bank AG.

•	Payment on the securities is linked to an underlying basket of one or more reference stocks as described below.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

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The securities will be issued in denominations of $10.00 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in the Reference Stock(s) or a basket comprising the Reference Stock(s).

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

August 28, 2007

SUMMARY TERMS

Basket

The underlying basket designated in the relevant pricing supplement (the “Basket”) accompanying this product supplement. The Basket comprises the common stock of one or more issuers as designated in the relevant pricing supplement (each a “Reference Stock” and, together, the “Reference Stocks”) with the relevant weighting of each reference stock in the Basket as set forth in the relevant pricing supplement.

Call Feature

The securities will be called if the Observed Basket Level on any observation date set forth in the relevant pricing supplement (an “Observation Date”) is equal to or less than the Basket Starting Level (as defined below).

Return on Call Date

If we call the securities, you will receive on the applicable call settlement date set forth in the relevant pricing supplement (the “Call Settlement Date”) a cash payment per $10.00 security face amount (the “Call Price”) as set forth in the relevant pricing supplement. The Return on Call Date, which will be based upon an annualized return, unless otherwise specified in the relevant pricing supplement, will be set forth in the relevant pricing supplement.

Payment at Maturity (if securities are NOT called)

The payment you will receive at maturity if your securities have not been called is based on the value of the Basket Ending Level relative to the Basket Starting Level (or the Strike Level, if applicable) and, in the event that the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable), whether the Observed Basket Level was above the Trigger Level on one or more trading days during the Observation Period. The “Trigger Level” will be expressed as a percentage of the Basket Starting Level and will be set forth in the relevant pricing supplement.

Your investment is protected against appreciation of the Basket so long as the Observed Basket Level is not greater than the Trigger Level on one or more trading days during the Observation Period. If the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable), but the Observed Basket Level is not greater than the Trigger Level on one or more trading days during the Observation Period, you will receive a cash payment of: $10.00 per $10.00 security face amount.

Your investment will be fully exposed to any increase in the Basket if the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period. In this case, if the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable), your final payment per $10.00 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, as follows:

$10.00 x [1 – Basket Return]

You cannot lose more than your initial investment but you will lose some or all of your investment at maturity if the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period, and the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable). The likelihood of the Observed Basket Level being greater than the Trigger Level during the Observation Period will depend in large part on the volatility of the Basket.

Basket Return	Unless otherwise specified in the relevant pricing supplement, the Basket Return will be equal to:

Basket Ending Level – Basket Starting Level (or the Strike Level, if applicable) Basket Starting Level (or the Strike Level, if applicable)

Basket Starting Level	The Observed Basket Level on the trade date, or such other level as specified in the relevant pricing supplement.

Basket Ending Level

The Observed Basket Level on the Final Valuation Date, or the arithmetic average of the Observed Basket Levels on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Strike Level

The relevant pricing supplement may specify a Basket level other than the Basket Starting Level to be used for calculating the Basket Return and the amount payable at maturity, if any. For example, the relevant pricing supplement may specify that a Strike Level equal to 105% of the Basket Starting Level shall be used to calculate the Basket Return.

Observed Basket Level	On any trading day, the level of the Basket calculated as specified in the relevant pricing supplement.

Initial Stock Price	For each Reference Stock, unless otherwise specified in the relevant pricing supplement, the closing level of such Reference Stock on the trade date.

Observed Stock Price

On any trading day, for each Reference Stock, unless otherwise specified in the relevant pricing supplement, the closing level of such Reference Stock on such trading day, subject to adjustment as described under “Terms of Securities – Anti-Dilution Adjustments” in this product supplement.

Stock Return	On any trading day, for each Reference Stock, unless otherwise specified in the relevant pricing supplement, the Stock Return will be calculated as follows:

Observed Stock Price – Initial Stock Price Initial Stock Price

Basket Valuation Date(s)

The Basket Ending Level will be calculated on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

Observation Period	Unless otherwise specified in the relevant pricing supplement, the period commencing on (and including) the trade date to (and including) the Final Valuation Date.

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to each $10.00 security face amount of our Bearish Autocallable Optimization Securities with Contingent Protection Linked to a Basket of One or More Reference Stocks.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an underlying basket comprising the common stock of one or more issuers. The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities do not pay interest and do not guarantee any return of your initial investment at, or prior to, maturity. Instead, if the securities are not called prior to maturity, you will receive at maturity a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below, whether the Observed Basket Level was above the Trigger Level on one or more trading days during the Observation Period and whether the securities have a Strike Level. If the securities are called, you will receive on the applicable Call Settlement Date a payment in cash per $10.00 security face amount equal to the Call Price.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations of $10.00 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The face amount and issue price of each security is $10.00, unless otherwise specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document should be read as supplementing those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Call Feature

The securities will be called if the Observed Basket Level on any of one or more Observation Dates is at or below the Basket Starting Level, unless otherwise specified in the relevant pricing supplement. If we call the securities, you will receive the Call Price set forth in the relevant pricing supplement. If the securities are called on any Observation Date (other than the final Observation Date set forth in the relevant pricing supplement), unless otherwise specified in the relevant pricing supplement, the call settlement date will be three business days following such Observation Date, unless that day is not a business day, in which case the call settlement date will be the next following business day. If on an Observation Date the calculation agent determines that a market disruption event has occurred or is continuing, the Observation Date will be postponed to the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an Observation Date be postponed by more than ten trading days.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Relevant Exchange” means, with respect to any Reference Stock that is not an ADS, the primary U.S. exchange or market for trading of such Reference Stock, or with respect to any Reference Stock that is an ADS, the primary exchange or market for trading of the Underlying Stock of such ADS, as specified in the relevant pricing supplement.

Unless otherwise specified in the applicable pricing supplement, for each Reference Stock, the “closing price” for one share of such Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

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if such Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading, or

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if such Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

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with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which security is listed or admitted to trading, or

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otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Unless otherwise specified in the relevant pricing supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange and on which a market disruption event has not occurred.

Payment at Maturity (if the securities have NOT been called)

The Maturity Date for the securities will be set forth in the relevant pricing supplement and is subject to adjustment if such day is not a business day or if the Final Valuation Date is postponed as described below.

The amount you will receive at maturity if your securities have not been called is based on the value of the Basket Ending Level relative to the Basket Starting Level (or the Strike Level, if applicable), and whether the Observed Basket Level was above the Trigger Level on one or more trading days during the Observation Period. At maturity, if your securities have not been called, you will receive a cash payment per $10.00 security face amount based on the Basket Return such that:

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Your investment is protected against appreciation of the Basket so long as the Observed Basket Level is not greater than the Trigger Level on one or more trading days during the Observation Period. If the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable), but the Observed Basket Level was not greater than the Trigger Level on one or more trading days during the Observation Period, you will receive a cash payment of $10.00 per $10.00 security face amount.

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Your investment will be fully exposed to any decline in the Basket if the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period. In this case, if the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable), your final payment per $10.00 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, as follows:

$10.00 x [1 – Basket Return]

You cannot lose more than your initial investment but you will lose some or all of your investment at maturity if the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period, and the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable). The likelihood of the Observed Basket Level being greater than the Trigger Level during the Observation Period will depend in large part on the volatility of the Basket.

Unless otherwise specified in the relevant pricing supplement, the “Basket Return,” as calculated by the calculation agent, is the change in the Basket calculated by comparing the Observed Basket Level on the Final Valuation Date, or the arithmetic average of the Observed Basket Levels on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement (the “Basket Ending Level”), to the Observed Basket Level on the trade date (the “Basket Starting Level”) or to a percentage of the Basket Starting Level (the “Strike Level”). The relevant pricing supplement will specify the Basket Starting Level and the manner in which the Basket Ending Level is determined. Unless otherwise specified in the relevant pricing supplement, the Basket Return is calculated as follows:

Basket Return =	Basket Ending Level – Basket Starting Level (or the Strike Level, if applicable)
Basket Starting Level (or the Strike Level, if applicable)

The “Observed Basket Level” on any trading day will be based on the return of each of the Reference Stocks included in the Basket, each weighted according to its respective weight in the Basket, as set forth in the relevant pricing supplement.

The “Observation Period” is, unless otherwise specified in the relevant pricing supplement, the period commencing on (and including) the trade date to (and including) the Final Valuation Date.

The “Initial Stock Price” is, for each Reference Stock, unless otherwise specified in the relevant pricing supplement, the closing level of such Reference Stock on the trade date.

The “Observed Stock Price” is, on any trading day, for each Reference Stock, unless otherwise specified in the relevant pricing supplement, the closing level of such Reference Stock on such trading day, subject to adjustment as described under “Terms of Securities — Anti-Dilution Adjustments” in this product supplement.

The “Stock Return,” on any trading day, for each Reference Stock, unless otherwise specified in the relevant pricing supplement, will be calculated as follows:

Stock Return =	Observed Stock Price – Initial Stock Price
Initial Stock Price

The Basket Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Averaging Date, will be specified in the relevant pricing supplement and any such date is subject to adjustment as described below. If a Basket Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Basket Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided, that the Observed Basket Level for a Basket Valuation Date will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Observed Basket Level for the Basket Valuation Date on such date in accordance with the formula for and method of calculating the Observed Basket Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each Reference Stock in the Basket.

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement. We describe market disruption events in the relevant pricing supplement.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay interest or guarantee any return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing in the Reference Stock(s) or a basket comprising the Reference Stock(s). In particular, a decline in the value of the Basket on any Observation Date will result in a positive return on the securities whereas, if the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period, a positive Basket Return will result in a loss of some or all of your initial investment. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

The return on the securities depends on the Basket level remaining unchanged or decreasing in value and you may lose some or all of your initial investment if the Basket level increases.

The securities differ from ordinary debt securities in that we will not pay you coupons on the securities or a fixed amount at maturity. If the securities are not called, your cash payment at maturity will be based on the Basket Return and you may receive a negative return on your investment. If the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period, a positive Basket Return will reduce your cash payment at maturity below your initial investment. If the level of the Basket increases over the term of the securities and if the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period, the payment at maturity will equal your initial investment amount reduced by 1% for every 1% increase in the Basket from the Basket Starting Level (or the Strike Level, if applicable) to the Basket Ending Level up to 100% of your initial investment in the securities.

The likelihood of the Observed Basket Level being greater than the Trigger Level during the Observation Period will depend in large part on the volatility of the Basket.

Your appreciation potential is limited to the Return on Call Date.

The appreciation potential of the securities is limited to the pre-specified Return on Call Date, regardless of the performance of the Basket. In addition, since the securities could be called as early as the first Observation Date, the term of your investment could be short and your total return on the securities would be less than if the securities were called at a later date. If the securities are not called, you will have no return on, and may lose up to 100% of, your initial investment.

You will have no ownership rights in the Reference Stock(s).

Investing in the securities is not equivalent to investing in the Reference Stock(s). As an investor in the securities, you will not have any ownership interest or rights in the Reference Stock(s), such as voting rights, dividend payments or other distributions. If the securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the stock underlying such ADS (the “Underlying Stock”).

We have no affiliation with the issuer(s) of the Reference Stock(s).

The issuer(s) of the Reference Stock(s) are not affiliates of ours and are not involved in any way in any of our offerings of securities pursuant to this product supplement. Consequently, we have no control over the actions of the issuer(s) of the Reference Stock(s), including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuer(s) of the Reference Stock(s) have no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuer(s) of the Reference Stock(s).

In addition, as we are not affiliated with the issuer(s) of the Reference Stock(s), we do not assume any responsibility for the adequacy of the information about the Reference Stock(s) or the issuer(s) of the Reference Stock(s) contained in this product supplement, any pricing supplement or in any of the publicly available filings of such issuer(s). We are not responsible for the issuers’ public disclosure of information on themselves or the Reference Stock(s), whether contained in SEC filings or otherwise. As an investor in the securities, you should make your own investigation into the Reference Stock(s).

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you, and you may suffer substantial loss.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Basket Ending Level may be greater than the Observed Basket Level on the Maturity Date or at other times during the term of the securities.

Because the Basket Ending Level may be calculated based on the Observed Basket Level on one or more Basket Valuation Dates near the end of the term of the securities, the Observed Basket Level on the Maturity Date or at other times during the term of the securities, including dates near the Basket Valuation Date(s), could be lower than the Basket Ending Level. This difference could be particularly large if there is a significant decrease in the level of the Basket after the Final Valuation Date, if there is a significant increase in the level of the Basket around the time of the Basket Valuation Date(s) or if there is significant volatility in the Observed Basket Level during the term of the securities (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date is near the end of the term of the securities, if the Observed Basket Levels remain relatively constant during the initial term of the securities and then increase above the Basket Starting Level (or the Strike Level, if applicable), the Basket Ending Level may be significantly greater than if it were calculated on a date earlier than the Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had taken a short position in the Basket or the Reference Stock(s) underlying the Basket, or contracts relating to the Basket or the Reference

Stock(s) underlying the Basket for which there is an active secondary market. Even if the level of the Basket decreases during the term of the securities, the market value of the securities may not increase by a proportional amount. It is also possible for the level of the Basket to decrease while the market value of the securities declines, because the market value of the securities will not be influenced solely by the changes in the level of the Basket.

The U.S. tax consequences of an investment in a security are uncertain.

There is no direct legal authority regarding the proper U.S. tax treatment of a security, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of a security. Consequently, significant aspects of the tax treatment of a security are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment, the timing and character of income on a security might differ materially and adversely from the description herein. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in a security (including alternative treatments) as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement entitled “Certain U.S. Federal Income Tax Consequences.”

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the Basket level has declined since the trade date. The potential returns described in the relevant pricing supplement assume that you hold your securities to maturity or until they are called by us.

The value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the prices of the Reference Stock(s) on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the prices of the Reference Stock(s). The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	whether the Observed Basket Level for any trading day during the Observation Period is greater than the Trigger Level;

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the dividend rate paid on each of the Reference Stocks (while not paid to holders of the securities, dividend payments on each of the Reference Stocks may influence the market price of each of the Reference Stocks and the market value of options on each of the Reference Stocks and, therefore, affect the market value of the securities);

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the Observed Basket Level (volatility);

•	economic, financial, political and regulatory or judicial events that affect each of the Reference Stocks or stock markets generally;

•	if a Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the Underlying Stock is traded;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can predict the future performance of the Reference Stock(s) based historical performance. The value of the Basket may increase such that you may lose some or all of your initial investment. If the Observed Basket Level is greater than the Trigger Level on one or more trading days during the Observation Period, and the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable), you will lose some and possibly all of your investment at maturity.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

The original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates, as a result of such compensation or other transaction costs.

You will not have voting rights or rights to receive dividends.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Reference Stock(s) underlying the Basket would have.

The market value of your securities may not vary in proportion to changes in the market value of the Reference Stock(s).

Changes in the market value of the Reference Stock(s) may not result in a corresponding changes in the market value of the securities. If the closing price of any Reference Stock on any trading day decreases below its Initial Stock Price, the value of the securities may not increase accordingly, and it may not increase at all. It is also possible for the market value of the Reference Stock(s) to decrease while the value of the securities also decreases.

One of our affiliates may serve as the depositary for the American Depositary Shares representing an Underlying Stock.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If any Reference Stock is an ADS, and one of our affiliates serves as depositary for such ADSs,

the interests of our affiliate, as depositary for the ADSs, may be adverse to your interests as a holder of the securities.

If a Reference Stock is an ADS, fluctuations in exchange rates may affect your investment.

There are significant risks related to an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the Underlying Stock. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the securities.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If a Reference Stock is an ADS, your investment in the securities will be subject to risks associated with non-U.S. securities markets.

An investment in the securities linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

If your securities are linked to the performance of an ADS, you should be aware that your securities are linked to the price of the ADS and not the Underlying Stock, and there exist important differences between the rights of holders of ADSs and the Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the Underlying Stock may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive on the securities may be based on the common stock of another company and not the Reference Stock(s).

Following certain corporate events relating to any of the Reference Stocks where the issuer of such Reference Stock is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to such Reference Stock issuer or any cash or any other assets distributed to holders of such Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments in the section of this product supplement called “Terms of Securities—Anti-dilution Adjustments.”

Anti-dilution adjustments are limited.

The calculation agent will make adjustments to the Observed Stock Price and other terms of the securities, for certain adjustment events (as defined below) affecting the Reference Stock(s), including reverse stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions. Certain corporate actions that do not require an anti-dilution adjustment may materially and adversely affect the value of the securities. See “Terms of Securities—Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours may trade any Reference Stock and financial instruments related to such Reference Stock on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of any Reference Stock and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to such Reference Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the price of such Reference Stock and, accordingly, could affect the value of the securities and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of any Reference Stock, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of such Reference Stock, and we will not disclose any such information to you. We or our affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations generally or specifically with regard to the issuer of such Reference Stock that are inconsistent with purchasing or holding the securities. We or our affiliates may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by us or our affiliates may not be consistent with each other and may be modified from time to time without notice. Any prospective purchaser of securities should undertake an independent investigation of the issuer of each Reference Stock as is in its judgment appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of any Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may hedge our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may positively affect the market price of the Reference Stock(s) and, therefore, adversely affect the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price of each Reference Stock, the price of each Reference Stock quoted on the Relevant Exchange and the closing price of each Reference Stock on any day during the term of the securities, anti-dilution adjustments, the Basket Starting Level, the Strike Level, if applicable, the Basket Ending Level, the Basket Return and the payment at maturity, if any, on the securities. The calculation agent will also be responsible for determining whether a market disruption event has occurred. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

We cannot assure you that the public information provided on the issuer(s) of the Reference Stock(s) is accurate or complete.

All disclosures contained in the relevant pricing supplement and this product supplement regarding the issuer(s) of the Reference Stock(s) are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer(s) of the Reference Stock(s) in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer(s) of the Reference Stock(s) are accurate or complete, and we are not responsible for public disclosure of information by the issuer(s) of the Reference Stock(s), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer(s) of the Reference Stock(s) or the value of the Reference Stock(s) (and, therefore, any Observed Stock Price on any day during the Observation Period), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer(s) of the Reference Stock(s) could affect the amount you will receive at maturity of the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer(s) of the Reference Stock(s) as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Reference Stock(s) and calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole or in our ability to maintain, adjust or unwind our hedge position in the Reference Stock(s). If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Observation Dates, Basket Valuation Dates and the Maturity Date will be postponed and your return will be adversely affected. See “Terms of Securities—Market Disruption Events.”

Market disruption events may lead to the postponement of an Observation Date or the Maturity Date, which may adversely affect the amount and timing of payments you receive under the securities.

The calculation agent may postpone the determination of the Observed Basket Level on an Observation Date if the calculation agent determines that a market disruption event has occurred or is continuing on an Observation Date. The calculation agent may also postpone the determination of the Basket Ending Level if the calculation agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date. If such a postponement occurs, the calculation agent will use the closing level of the Basket on the first trading day on which no market disruption event occurs or is continuing. Such a postponement may adversely affect the amount and timing of payments you receive under the securities. In no event, however, will an Observation Date or the Final Valuation Date be postponed more than ten trading days.

If the determination of the Observed Basket Level on an Observation Date or the Basket Ending Level on the Final Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Observed Basket Level or the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Observed Basket Level or the Basket Ending Level that would have prevailed in the absence of the market disruption event.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the securities to holders who purchase the securities at the “issue price” and will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly on a retroactive basis. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, commodities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a security as a part of a hedging transaction, straddle, conversion or integrated transaction, or United States holders (as defined below) who have a “functional currency” other than the U.S. dollar.

Tax Treatment of the Securities

Except as otherwise provided in the relevant pricing supplement, we believe it is reasonable to treat the securities as cash-settled prepaid financial contracts for U.S. federal income tax purposes. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment is respected.

Tax Consequences to United States Holders

The following discussion applies to “United States holders” of the securities. You are a “United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as otherwise provided in the applicable pricing supplement and assuming that the treatment of the securities described above is respected, the following are anticipated U.S. federal income tax consequences of the ownership and disposition of the securities.

Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange (including a call), as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale or exchange of the securities prior to maturity or upon the receipt of the cash payment in retirement of the securities at maturity or pursuant to a call, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities so sold, exchanged or retired. Your tax basis in the securities generally will equal the amount you paid to acquire the securities. Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held your securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could materially and adversely affect the timing and/or character of the income or loss with respect to a security. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined at the time of issuance of the securities, even though no corresponding cash would be received on the securities. In addition, any gain on the sale, exchange or retirement of the securities would generally be treated as ordinary income. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Alternatively, all or a portion of your gain or loss on the sale or retirement of the securities could be treated as short-term capital gain or loss, without regard to how long you have held the securities. Other treatments are also possible. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Consequences to Non-United States Holders

The following discussion applies to you only if you are a non-United States holder of the securities. You are a “non-United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. You are not a non-United States holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or retirement of the securities.

Sale, Exchange or Retirement of the Securities. Subject to the discussion below regarding backup withholding, gain from the sale or exchange of the securities prior to maturity or upon the receipt of cash payment in retirement of the securities at maturity or pursuant to a call should not be subject to U.S. federal withholding or income tax unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any payments or accruals made or deemed to be made nonetheless would not be subject to U.S. federal income or withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable documentation requirements; and (ii) any gain realized on a sale, exchange or retirement (including a call) of the securities is not effectively connected with your conduct of a trade or business in the United States.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and if payments on the securities are effectively connected with the conduct of that trade or business, you generally will be taxed in the same manner as a United States holder. If the preceding sentence applies to you, then in order to claim an exemption from withholding tax, you will be required to provide a properly executed IRS Form W-8ECI in lieu of IRS Form W-8BEN. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement (including a call) of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-United States holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking short positions in the Reference Stock(s) or instruments whose value is derived from the Reference Stock(s). While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially decrease the level of the Reference Stock(s) as well as the Basket Starting Level, and therefore effectively establish a lower level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking short or long positions in the Reference Stock(s) or instruments whose value is derived from the Reference Stock(s). Although we have no reason to believe that any of these activities will have a material impact on the level of the Basket or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCKS

In the relevant pricing supplement, we will provide summary information regarding the business of the issuer(s) of the Reference Stock(s) based on publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer(s) of the Reference Stock(s) may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to the Reference Stock(s) or other securities of the issuer(s) of the Reference Stock(s). We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuer(s) of the Reference Stock(s) from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer(s) of the Reference Stock(s). We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer(s) of the Reference Stock(s) is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Reference Stock(s) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer(s) of the Reference Stock(s) could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock(s).

We and/or our affiliates may currently or from time to time engage in business with the issuer(s) of the Reference Stock(s), including extending loans to, or making equity investments in, such issuer(s) or providing advisory services to such issuer(s), including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stock(s) or the issuer(s) of the Reference Stock(s), and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Stock(s) or the issuer(s) of the Reference Stock(s), and these reports may or may not recommend that investors buy, hold or sell the Reference Stock(s). As a prospective purchaser of a security, you should undertake an independent investigation of the Reference Stock(s) or the issuer(s) of the Reference Stock(s) as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

TERMS OF SECURITIES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price of each Reference Stock, the price of each Reference Stock quoted on the Relevant Exchange and the closing price of each Reference Stock on any day during the term of the securities, anti-dilution adjustments, the Basket Starting Level, the Strike Level, if applicable, the Basket Ending Level, the Basket Return and the payment at maturity, if any, on the securities. In addition, the calculation agent will determine whether a market disruption event has occurred. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the Initial Stock Price of each Reference Stock, the price of each Reference Stock quoted on the Relevant Exchange and the closing price of each Reference Stock, the Basket Starting Level, the Basket Ending Level, the Basket Return or any Observed Basket Level will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate face amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

A “market disruption event” means, with respect to each Reference Stock (or any security for which a closing price must be determined):

•

the occurrence or existence of a suspension, material limitation or absence of trading of such Reference Stock (or such security) on the primary market for such Reference Stock (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for such Reference Stock (or such security) as a result of which the reported trading prices for such Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to such Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract;

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such Reference Stock or any instrument related to such Reference Stock or to adjust or unwind all or a material portion of any hedge position in such Reference Stock with respect to the securities.

For the purpose of determining whether a market disruption event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•

limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on such Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to such Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

The calculation agent will adjust the Observed Stock Price of each Reference Stock and, if necessary, the payment you will receive at maturity as described below, but only if an event described under one of the six subsections beginning with “—Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection.

The adjustments described below do not cover all events that could affect a Reference Stock and, therefore, the Observed Stock Price of such Reference Stock and the payment you will receive at maturity, such as an issuer tender or exchange offer for such Reference Stock at a premium to its market price, an offering of such Reference Stock for cash by the relevant Reference Stock Issuer or a tender or exchange offer made by a third party for less than all outstanding shares of such Reference Stock.

How Adjustments Will Be Made. If an event requiring anti-dilution adjustment occurs with respect to a Reference Stock, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the “reference amount.” This term refers to the amount of such Reference Stock for which the Observed Stock Price is to be determined. For example, if no adjustment is required, the Observed Stock Price of such Reference Stock will be the closing price of one share of such Reference Stock on the applicable trading day. We describe how the closing price will be determined under “—Special Calculation Provisions” below.

If an adjustment is required because one of the dilution events described in the first five subsections below—these involve stock splits, reverse stock splits, stock dividends,

extraordinary dividends and issuances of transferable rights and warrants—occurs, then the Observed Stock Price of such Reference Stock might instead be, for example, the closing price, on the applicable trading day, of two shares of such Reference Stock or a half share of such Reference Stock, depending on the event.

If an adjustment is required because one of the reorganization events described under “—Reorganization Events” below—these involve events in which cash, securities or other property is distributed in respect of a Reference Stock—occurs, then the Observed Stock Price of such Reference Stock will be as follows, assuming there has been no prior anti-dilution adjustment: the value, on the applicable trading day, of the property distributed in the reorganization event in respect of one share of such Reference Stock, plus one share of such Reference Stock if such Reference Stock remains outstanding. In that case, the adjusted reference amount will be the property so distributed plus one share of such Reference Stock, if applicable.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections that follow.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the applicable Observed Stock Price of such Reference Stock, which will be the closing price of the adjusted reference amount on the applicable trading day. If a reorganization event occurs, the Observed Stock Price of such Reference Stock will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “—Reorganization Events” below.

Step Three. Having adjusted the reference amount in step one and determined the Observed Stock Price in step two for each Reference Stock in respect of which an anti-dilution adjustment is required, the calculation agent will use the prices determined in step two to calculate the payment you will receive at maturity.

If more than one event requiring adjustment of the Observed Stock Price of a Reference Stock and, if necessary, your payment at maturity occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the Observed Stock Price for each Reference Stock and the adjusted payment at maturity you will receive, if necessary, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the Final Valuation Date.

If an event requiring anti-dilution adjustment of your payment at maturity occurs as described in this pricing supplement, the calculation agent will also, on each trading day on or after the day on which the adjustment becomes required, determine whether the Observed Basket level is greater than the Trigger Level on one or more trading days during the Observation Period based on the adjusted Observed Basket Level.

The calculation agent will adjust the Observed Stock Price of a Reference Stock and, if necessary, your payment at maturity for each reorganization event described under

“—Reorganization Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the Observed Stock Price of a Reference Stock and, if necessary, the payment you will receive at maturity unless the adjustment would result in a change of at least 0.1% in your payment at maturity that would apply without the adjustment. The payment you will receive at maturity resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward (e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235).

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and Deutsche Bank AG, London Branch that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this pricing supplement, when we say that the calculation agent will adjust the Observed Stock Price of a Reference Stock and, if necessary, the payment you will receive at maturity for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The following six subsections describe the dilution events for which the Observed Stock Price of a Reference Stock and, if necessary, the payment you will receive at maturity is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount—the first step in the adjustment process described above—for the relevant event.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If a Reference Stock is subject to a stock split, then once the stock split becomes effective, the calculation agent will adjust the reference amount to equal the sum of the prior reference amount—i.e., the reference amount before that adjustment—and the product of (1) the number of new shares issued in the stock split with respect to one share of such Reference Stock and (2) the prior reference amount. The reference amount—and, thus, the Observed Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the first day on which such Reference Stock trades without the right to receive the stock split occurs after the date of this pricing supplement and on or before the Final Valuation Date.

Reverse Stock Splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Reference Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the prior reference amount and the quotient of (1) the number of shares of such Reference Stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of such Reference Stock outstanding immediately before the reverse stock split becomes effective. The reference amount—and, thus, the Observed Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the reverse stock split becomes effective after the date of this pricing supplement and on or before the Final Valuation Date.

Stock Dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If a Reference Stock is subject to a stock dividend, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount and the product of (1) the number of shares issued in the stock dividend with respect to one share of such Reference Stock and (2) the prior reference amount. The reference amount—and, thus, the Observed Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the ex-dividend date occurs after the date of this pricing supplement and on or before the Final Valuation Date.

The ex-dividend date for any dividend or other distribution is the first day on which such Reference Stock trades without the right to receive that dividend or other distribution.

Extraordinary Dividends. A dividend or other distribution with respect to a Reference Stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for such Reference Stock by an amount equal to at least 10% of the closing price of such Reference Stock on the first trading day before the ex-dividend date.

If an extraordinary dividend occurs, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount and (2) a fraction, the numerator of which is the closing price of such Reference Stock on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The reference amount—and, thus, the Observed Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the ex-dividend date occurs after the date of this pricing supplement and on or before the Final Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for a Reference Stock equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Observed Stock Price of such Reference Stock and to the payment you will receive at maturity, if necessary, only as described under “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

The reference amount for a Reference Stock will not be adjusted to reflect dividends or other distributions paid with respect to such Reference Stock, other than:

•	stock dividends described above;

•	extraordinary dividends described above;

•	issuances of transferable rights and warrants as described below under “—Transferable Rights and Warrants;” and

•	distributions that are spin-off events described below under “—Reorganization Events.”

Transferable Rights and Warrants. If a Reference Stock Issuer issues transferable rights or warrants to all holders of the relevant Reference Stock to subscribe for or purchase such Reference Stock at an exercise price per share that is less than the closing price of such Reference Stock on the trading day before the ex-dividend date for the issuance, then the reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

•

the numerator will be the number of shares of such Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of such Reference Stock offered for subscription or purchase under those transferable rights or warrants; and

•

the denominator will be the number of shares of such Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of such Reference Stock that the aggregate offering price of the total number of shares of such Reference Stock so offered for subscription or purchase would purchase at the closing price of such Reference Stock on the trading day before that ex-dividend date, with that number of additional shares determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day before that ex-dividend date.

The reference amount—and, thus, the Observed Stock Price of such Reference Stock and, if necessary, the payment you will receive at maturity—will not be adjusted, however, unless the ex-dividend date described above occurs after the date of this pricing supplement and on or before the Final Valuation Date.

Reorganization Events. Each of the following is a reorganization event with respect to a Reference Stock:

•	such Reference Stock is reclassified or changed;

•

such Reference Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all such outstanding Reference Stock is exchanged for or converted into other property;

•	a statutory share exchange involving such outstanding Reference Stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the relevant Reference Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•

the relevant Reference Stock Issuer effects a spin-off—that is, issues to all holders of such Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the relevant Reference Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all such outstanding Reference Stock.

Adjustments for Reorganization Events. If a reorganization event occurs with respect to a Reference Stock, then the calculation agent will adjust the reference amount so that it consists of each type of distribution property distributed in respect of one share of such Reference Stock—or in respect of whatever the prior reference amount may be—in the reorganization event, taken together. We define the term “distribution property” below. For purposes of the adjustment process described under “—How Adjustments Will Be Made” above, the distribution property so distributed in respect of one share of a Reference Stock will be the adjusted reference amount described in step one, the value of that property on the applicable trading day will be the Observed Stock Price of such Reference Stock described in step two, and the calculation agent will adjust the payment you will receive at maturity, if necessary, based on these items as described in step three.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a marketable security, the calculation agent will use the closing price for the security on the applicable trading day. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If more than one type of distribution property is involved, the reference amount will be adjusted so that your Securities are exchangeable for each type, or for the cash value of each type, in the same proportion as the value of each type bears to the total value of the distribution property distributed in respect of the prior reference amount. If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs, and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the event, as described above, the calculation agent will make further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if a Reference Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if a Reference Stock Issuer merges into another company, and each share of the relevant Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares and the specified amount of cash for each share of such Reference Stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the new reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “—Anti-dilution Adjustments” as if the common shares were such Reference Stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, the Observed Stock Price of such Reference Stock used to calculate the adjusted payment at maturity you will receive will be the total value, as determined by the calculation agent on the Final Valuation Date, of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events requiring adjustment on or before the Final Valuation Date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of this pricing supplement and on or before the Final Valuation Date.

Distribution Property. When we refer to “distribution property,” we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of a Reference Stock—or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes one share of such Reference Stock—or other applicable reference amount—in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for such Reference Stock as described above. Consequently, in this pricing supplement, when we refer to a Reference Stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to a Reference Stock Issuer, we mean any successor entity in a reorganization event.

No anti-dilution adjustments will be required unless the adjustment would require a change of at least 0.1%. The adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments after the close of business on the business day immediately preceding the Maturity Date.

For purposes of these adjustments, except as noted below, if an ADS is serving as a Reference Stock, all adjustments for such Reference Stock will be made as if the Underlying Stock is serving as such Reference Stock. If your securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your securities, the dividend paid by the issuer of the Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as a Reference Stock, no adjustment to the ADS price will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described above or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of underlying stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Deutsche Bank AG, London Branch, as calculation agent, will be solely responsible for the determination and calculation of any adjustments and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

We will, within ten business days following the occurrence of an event that requires an adjustment described in this section, or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the securities of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjustment.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as a Reference Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the NASD, or if the ADS facility between the issuer of the Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “Change Date”), the Underlying Stock will be deemed to be such Reference Stock. On and after the Change Date, solely for the purposes of determining whether the Observed Basket Level is greater than the Trigger Level, the Initial Stock Price will be converted into the applicable foreign currency using the applicable exchange rate as described below. The Observed Stock Price shall be expressed in U.S. dollars, converting the closing price of the Underlying Stock on the applicable trading day into U.S. dollars using the applicable exchange rate as described below.

The calculation agent will determine the applicable exchange rate, which will be equal to (1) the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable trading day, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the applicable trading day in the aggregate amount of the applicable foreign currency payable to holders of the securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent shall determine the exchange rate in its sole discretion.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10 face amount upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $10 security face amount as described under the caption “Description of Securities—Payment at Maturity (if the securities have NOT been called),” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Basket Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) shall be the corresponding Basket Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate face amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements to be entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees, in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.